SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 8, 2005

(Date of Report)

March 2, 2005

(Date of Earliest Event Reported)

US Wireless Online, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-61424 Commission File Number	82-0505220 (IRS Employer I.D. No.)

500 West Jefferson Street, Suite 2350

Louisville,  KY  40202

(Address of Principal Executive Offices)

(502) 891-4476

(Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 2, 2005, in an arms length transaction not involving any affiliates or related parties, US Wireless Online, Inc. (“USWL”) completed the acquisition of the assets and business of Air2Lan, Inc. (“A2L”) a Delaware Corporation, in exchange for 5,000,000 restricted shares of USWL Class A Preferred Stock, par value $0.001 per share.  The Class A Preferred Stock has 10 votes per share immediately and has 10 to one conversion rights for shares of restricted common stock of the Company after a period of one year.  In addition, the Company also assumed liabilities for Air2Lan’s state and federal taxes related to the asset sale to the Company up to $200,000.

AIR2LAN, based in Jackson, Miss., was founded in December 1999. The company provides broadband Internet access, wireless local area networks (WLAN), Wi-Fi roaming services, point-to-point connectivity, and value-added Internet services to businesses, residential complexes, hotels, and municipal governments. AIR2LAN currently offers its services in Mississippi; Tennessee; Alabama; Louisiana; Texas and Arkansas.  AIR2LAN's broadband solutions include VoIP, wireless video and security systems, and broadband mobility offerings.

Cost-effective deployment of wireless broadband technology minimizes the high costs of providing service to an entire metropolitan area and allows AIR2LAN to deliver high-speed Internet connections that offer much greater speeds than cable and DSL, and are more cost-effective than wired T-1 lines. To solidify its strategy as a provider of comprehensive broadband telecom services, AIR2LAN has complemented its strategy by commercializing a national Internet mobility service that allows new and existing customers to access a broadband connection in public areas.

The Company acquired the Network Operations Center and all deployed assets of A2L along with a client base of approximately 1,100 corporate customers representing over 15,000 users.

Item 3.02: UNREGISTERED SALES OF EQUITY

On March 2, 2005, in an arms length transaction not involving any affiliates or related parties, US Wireless Online, Inc. (“USWL”) completed the acquisition of the assets and business of Air2Lan, Inc. (“A2L”) a Delaware Corporation, in exchange for 5,000,000 restricted shares of USWL Class A Preferred Stock, par value $0.001 per share.  The Class A Preferred Stock has 10 votes per share immediately and has 10 to one conversion rights for shares of restricted common stock of the Company after a period of one year.  In addition, the Company also assumed liabilities for Air2Lan’s state and federal taxes related to the asset sale to the Company up to $200,000.  The Company relied on an exemption from registration pursuant to Section 4.2 of the Securities Act and Regulation D, Rule 506 to effect the transaction.  There were no commissions paid and the value of the transaction was determined by the board of directors based upon a multiple applied to A2L’s annualized gross revenue.

Also on March 7, 2005 the Company converted $159,657 of debt into 11,914,727 shares of restricted common stock.  The shares were issued to three accredited investors for cancellation of the debt.  The Company relied on an exemption from registration pursuant to Section 4.2 of the Securities Act and Regulation D, Rule 506 to effect the transaction.  There were no commissions paid.

ITEM 5.02:  CHANGE OF DIRECTORS/PRINCIPAL OFFICERS

As a condition to closing the asset purchase reported above, the Company will appoint Jai P. Bhagat Executive Chairman of the Board of Directors, Mark E. Rodgers as President and Director and David B. Latham, Director.

Biographical information on the new members of senior management and additions to the Board of Directors follows:

Jai P. Bhagat, Executive Chairman, US Wireless Online. Mr. Bhagat is the founder and Executive Chairman of Air2Lan. Previously, he was a co-founder of SkyTel Communications, Inc., where he served as Vice Chairman and CEO prior to SkyTel's merger with MCI. Mr. Bhagat also served as Chairman of the "License Exempt" sector of the Wireless Communications Association International (WCA) trade association, which represents the broadband wireless industry. He has served as Chairman and a board member of both the Personal Communications Industry Association (PCIA) and American Mobile Satellite Corporate (now Motient), and he currently serves on the boards of several wireless communications based companies. In addition, Mr. Bhagat served as Chairman of the Board of SmartSynch, Inc., a wireless data solutions company that enables two-way communications among corporate assets, people, devices and systems. In March 2002, he was included on Rutberg & Company's "Wireless Influencers: 2002" list. Mr. Bhagat was inducted into the RCR Wireless Hall of Fame for his significant contributions to the wireless industry, and he is a fellow member of the Radio Club of America. Past industry awards include the PCIA Chairman's Award, the Radio Club Sarnoff Citation, and RCR's Personality of the Year -- all for his outstanding contributions to the development of the wireless industry. He also received Mobile Insights, Inc.'s Mobility Award for outstanding personal achievement, and the Mobility Award for the development of the SkyTel 2-Way Network.

Mark E. Rodgers, Director and President, US Wireless Online. Before joining Air2Lan, Mr. Rodgers was CEO of SmartSynch, Inc., a wireless data solutions company that enables two-way communications among corporate assets, people, devices, and systems. Mr. Rodgers is a veteran in the wireless data services industry, having previously served as Vice President of Fixed Wireless, a business unit of SkyTel Communications. He founded the Fixed Wireless division in 1995 and was responsible for sales, marketing, strategic alliances, technology development, customer service and operations. Earlier, Mr. Rodgers served as Vice President of Business Development for SkyTel and was part of the company's two-way paging launch team, the first of its kind in the world. At SkyTel International, he served as Director of Business Development, with responsibility for joint venture paging companies in Europe and Asia. The company built and operated twenty-six national paging companies throughout the world, all of which were integrated into a global messaging network. Prior to joining SkyTel, Mr. Rodgers was a manager in Arthur Andersen's Management Information Consulting Division, during which time he was responsible for the design, development, installation, testing and conversion of large-scale information systems. He has served as Chairman of the Personal Communications Industry Association's Marketing Committee and the Research Advisory Board for Mississippi State University, where he earned a degree in Chemical Engineering.

David B. Latham, Director, US Wireless Online; Partner, Delta Capital Management, LLC. Mr. Latham, who joined Delta Capital in 1997, focuses on all phases of the investment process, from the initial analysis to participating as a director. His responsibilities include the identification and evaluation of opportunities, the development of investment term sheets, and the monitoring and advisement of portfolio companies. Before joining Delta, he held strategic planning and business development positions with Chevron Pipeline Company, where his responsibilities included strategic planning and business development for Chevron's Natural Gas and LPG pipelines. Prior to Chevron Pipeline, Mr. Latham worked in the finance and strategic planning group for Chevron's Gulf of Mexico operations, which generated annual revenue of more than $1 billion and had a capital budget in excess of $500 million. He managed the strategic planning process and was responsible for reviewing the economic viability of all capital projects. Prior to his strategic planning roles, Mr. Latham spent five years in production operations at Chevron. He received his MBA with honors from Tulane University in New Orleans and his BS in Engineering cum laude from Mississippi State University. Mr. Latham currently serves on the boards of a number of Delta's portfolio companies, including Comprehensive Pharmacy Services, Inc.; Air2Lan, Inc.; Xtreme Energy, Inc.; ContourMed, Inc.; and Geobot, Inc. He is also responsible for investments in Emageon, Inc. and cMore Medical Solutions, Inc.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of businesses acquired.

The Company will file financial statements under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

          (b)  Pro forma financial information.

The Company will file pro forma financial information under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

Exhibits.

2.0

Asset Purchase Agreement Between US Wireless Online, Inc. and Air2Lan, Inc. dated February 28, 2005

4.0

Class A Preferred Stock Designation

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US WIRELESS ONLINE, INC.

DATE:  March 8, 2005

By: /s/ Rick Hughes

Rick Hughes

President and Chief Executive Officer

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